Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement dated as of April 12, 2011 (this “Agreement”), is made and entered into by and among AML Communications, Inc., a Delaware corporation (the “Company”), Jacob Inbar, an individual, Tiberiu Mazilu, an individual, Edwin McAvoy, an individual, and Deepak Alagh, an individual (collectively, Inbar, Mazilu and McAvoy shall be referred to as “AML Stockholders” and collectively, Inbar, Mazilu, McAvoy and Alagh shall be referred to as “AML Employees”) on the one hand, and Anaren, Inc., a New York corporation (“Parent”) and Project Orange Acquisition Corp, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) on the other hand.   All capitalized terms not otherwise defined shall have the meaning set forth in the Agreement and Plan of Merger (“Merger Agreement”) entered into by Parent, Merger Sub and the Company on February 13, 2011.

R E C I T A L S

WHEREAS, pursuant to the Merger Agreement, Parent intended to acquire the Company by means of a merger of Merger Sub with and into the Company (“Anaren Acquisition”) pursuant to which Parent would pay stockholders of the Company $2.15 per each share of Company common stock (“AML Shares”);

WHEREAS, the Company prepared and filed with the Securities and Exchange Commission a preliminary proxy statement in which the Board of Directors recommended that its stockholders approve the Anaren Acquisition;

WHEREAS, Microsemi Corporation, a Delaware corporation (“Microsemi”) has made an unsolicited, bona fide offer to purchase AML Shares at $2.50 per share (the “Microsemi Offer”);

WHEREAS, on April 6, 2011, the Company delivered to Parent a Recommendation Change Notice indicating that the Company’s Board intended to withdraw its recommendation of the Anaren Acquisition and recommend that its stockholders approve the Microsemi Offer;

WHEREAS, Parent has declined to submit a revised offer to the Company in light of the receipt of the Company’s Recommendation Change Notice and accordingly the Company’s Board has made a Recommendation Change in favor of the Microsemi Offer, all in accordance with the terms of Section 6.2 of the Merger Agreement;

WHEREAS, the Company and Parent have agreed that such action on the part of the Company’s Board constitutes a “Triggering Event” pursuant to the Merger Agreement;

WHEREAS, following the occurrence of a Triggering Event, Parent has a right to terminate the Merger Agreement pursuant to Section 9.1(e) thereof;

WHEREAS, Parent and the Company desire to terminate the Merger Agreement pursuant to the terms and conditions of this Agreement;

WHEREAS, Section 9.3(d) of the Merger Agreement provides that in such event, the Company shall pay Parent the Fee plus the Expense Payment in cash;

WHEREAS, the AML Stockholders and AML Employees of the Company entered into Voting Agreements and Employment Agreements, respectively, in connection with the Merger Agreement;

A G R E E M E N T

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

TERMINATION

1.1          Termination.  Except as set forth in Section 9.2 of the Merger Agreement and Section 2.3 (Entire Agreement) of this Agreement below and upon Parent’s receipt of the payment required by Section 1.3 (Payment) of this Agreement below, the Merger Agreement shall terminate in its entirety and shall have no further force or effect, including without limitation, Section 6.2(e) of the Merger Agreement.  Concurrently with the termination of the Merger Agreement each Voting Agreement and each Employment Agreement shall be terminated in their entirety and shall have no further force or effect.

1.2          Expense Payment Invoices.  Parent has provided to the Company invoices, receipts and other materials that evidence incurrence of charges that constitute the full Expense Payment (as defined in the Merger Agreement).

1.3          Payment.  Within two (2) business days of the execution of this Agreement, the Company shall pay the Fee and Expense Payment (for an aggregate amount of $800,000.00) to Parent by wire transfer to the following account:

Anaren, Inc.
Routing #: 021300077
Account #: 329681026434
Key Bank
PO Box 22114
Albany, NY 12201-2114

1.4          Release of Claims.  The parties agree that the foregoing consideration represents settlement in full of all outstanding obligations owed by the Company to Parent.  Effective at the time the Merger Agreement terminates, each of Parent and the Company, on behalf of themselves, and their respective officers, directors, employees, agents, representatives, investors, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other party and their respective, officers, directors, employees, agents, representatives, investors, stockholders, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, including Microsemi Corporation and its officers, directors, representatives and affiliates, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess (other than claims for a breach of an obligation under this Agreement or the parties’ continuing obligations under the Confidentiality Agreement) relating to, or arising out of, the Merger Agreement, the Voting Agreements, Employment Agreements or any of the negotiations or transactions contemplated thereby.

1.5          Press Releases.  The parties have agreed upon the form of a press release announcing the termination of this Agreement to be issued by each party, respectively. Each of the Company and Parent will mutually agree on the issuance of any other press release or public statements in respect of this Agreement and shall not issue any such press release or any public statement prior to such mutual agreement, except as may be required by applicable law.

ARTICLE 2

MISCELLANEOUS PROVISIONS

2.1          Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

2.2          Waiver.

(a)          No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)          No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

2.3          Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, however, that the sections of the Confidentiality Agreement that are to survive shall not be superseded and shall remain in full force and effect in accordance with their terms and the sections of the Merger Agreement that are to survive shall not be superseded and shall remain in full force and effect in accordance with their terms.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery shall be sufficient to bind the parties to the terms of this Agreement.

2.4          Applicable Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  In any action or suit among or between any of the parties arising out of or relating to this Agreement or any of the Transactions, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties irrevocably and unconditionally consents and submits to the jurisdiction of the United States District Court for the District of Delaware); (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any such action or suit in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case each of the parties agrees that it will not bring such action or suit in any court other than the United

States District Court for the District of Delaware).  Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 2.7 shall be effective service of process for any such action or suit.  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR SUIT ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.  EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.4.

2.5          Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

2.6          Assignability.  Neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties.

2.7          Notices.  Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent on a business day by email before 5:00 p.m.  (New York time) and receipt is confirmed, when transmitted; (c) if sent by email on a day other than a business day and receipt is confirmed, or if sent by email after 5:00 p.m.  (New York time) and receipt is confirmed, on the business day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, one business days after being delivered to such courier, in each case to the street address or email address set forth beneath the name of such party below (or to such other street address or email address as such party shall have specified in a written notice given to the other parties hereto):

(a)          if to Parent or Merger Sub:

Anaren, Inc.
6635 Kirkville Road
East Syracuse, New York 13057
Facsimile:  (315) 476-6024
Attention:  David Ferrara, Esq., General Counsel and Secretary

(b)          with a copy (which shall not constitute notice) to:

Bond, Schoeneck & King, PLLC
One Lincoln Center
Syracuse, NY 13202-1355
Facsimile:  (315) 218-8965
Attention:  Courtney Wellar, Esq.

(c)          if to the Company:

AML Communications, Inc.
1000 Avenida Acaso
Camarillo, CA 93012
Facsimile:  (805) 484.2191
Attention:  Jacob Inbar, Chief Executive Officer

(d)          with a copy (which shall not constitute notice) to:

LKP Global Law LLP
1901 Avenue of the Stars, Suite 480
Los Angeles, CA 90067
Facsimile:  (424) 239-1882
Attention:  Ryan Hong, Esq.

2.8          Cooperation.  Each party agrees to use commercially reasonable efforts to cooperate fully with the other party and to take such actions as may reasonably be determined by Parent and the Company, respectively, to be necessary to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

2.9          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

2.10        Construction.

(a)          For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa, and the any gender shall include the feminine, masculine and neuter genders.

(b)          The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)          As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)          Unless otherwise indicated or the context otherwise requires: (i) any reference in this Agreement to any agreement, instrument or other document or any Law in this Agreement shall be construed as referring to such agreement, instrument or other document or Law as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) any reference herein to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; and (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

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In Witness Whereof, the parties have caused this Termination Agreement to be duly executed as of the date first above written.

ANAREN, INC.

By:  /s/ Lawrence A. Sala

Name:  Lawrence A. Sala

Title:  President and Chief Executive Office

PROJECT ORANGE ACQUISITION CORP.

By:  /s/ Lawrence A. Sala

Name:  Lawrence A. Sala

Title:  President and Chief Executive Officer

AML COMMUNICATIONS, INC.

By:  /s/ Jacob Inbar

Name:  Jacob Inbar

Title:  President and Chief Executive Officer

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For purposes of terminating the respective Voting Agreements and/or Employment Agreements pursuant to Section 1.1 only:

JACOB INBAR

 /s/ Jacob Inbar

TIBERIU MAZILU

 /s/ Tiberiu Mazilu

EDWIN MCAVOY

 /s/ Edwin McAvoy

DEEPAK ALAGH

 /s/ Deepak Alagh